EXHIBIT 23.a

INDEPENDENT AUDITORS' CONSENT

DecisionOne Holdings Corp.:

We consent to the incorporation by reference in this Registration Statement of DecisionOne Holdings Corp. on Form S-8 of our report dated August 30, 1996 on the consolidated financial statements of DecisionOne Holdings Corp. and subsidiaries appearing in the Annual Report on Form 10-K for the year ended June 30, 1996.


DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania
August 7, 1997